UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

Kokos Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-21436	81-3433108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1900 Avenue Of The Stars, Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On October 19, 2017, Jeoffrey C. Baterina, our previous President, Chief Executive Officer, director  and and majority shareholder, entered into stock purchase agreements (the "Purchase Agreements") for the sale of an aggregate of 40,000,000 shares of Common Stock of the Company, representing approximately 61% of the issued and outstanding shares of Common Stock of the Company as of such date, to nine (9) non-U.S. accredited investors, including Mr. Lie Wang who acquired 19,988,000 shares, or approximately 30% of the issued and outstanding shares of common stock, and two U.S. accredited investors, including WP Acquisition Company, LLC who acquired 16,530,000 shares, or approximately 25% of the issued and outstanding shares of common stock.  The Purchase Agreements were fully executed and delivered on October 19, 2017.  The new shareholders other than Lei Wang and WP Acquisition Company, LLC each acquired less than 5% of the outstanding shares.  Consequently, Lei Wang and WP Acquisition Company, LLC are now collectively able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

In addition, on October 19, 2017, each of Mr. Baterina and Messrs. Flemming J.H. Hansen and Arthur T. Claravall submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and President, effective immediately, and each submitted his resignation as a member of the Board, which resignation is effective immediately.   On October 19, 2017, Lei Wang was appointed as Chief Executive Officer, Chief Financial Officer, sole Director, and Richard Rappaport was appointed Secretary, each effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mssrs. Baterina, Hansen or Claravall and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Lei Wang
Chief Executive Officer and Director

Mr. Wang has served as the general manager of Wuyishan Tongtai Tea Industry Co., Ltd. since February 2010.

Mr. Wang served as a member of the armed forces in China from February 1979 to February 1983 following his primary and secondary school education.   After serving four years in the army, he worked in the tourism industry in Wuyi Mountain, Fujian Province, China. Mr. Wang was one of the pioneers in the tourism industry of Wuyi Mountain. He has unique insight into the tourism development and prospect of Wuyi Mountain, including the planting, production and marketing of Wuyi Mountain tea.

Richard Rappaport
Secretary

Mr. Rappaport founded WestPark Capital in 1999 in Los Angeles, California. Prior to founding WestPark, Mr. Rappaport had over 22 years of extensive experience in the small cap investment banking and securities markets. Throughout his career he has completed the financings of hundreds of companies, both in the United States and around the world. Before founding WestPark Capital he was the Managing Director of Investment Banking at internationally based Global Capital Securities, and was Managing Director of Investment Banking at Joseph Charles & Associates from 1995 to 1999. At both firms he was in charge of the Investment Banking departments and responsible for all aspects of the firms' corporate finance activities.

From 1987 to 1995, Mr. Rappaport was Managing Director at a Beverly Hills based boutique Investment Bank. He was responsible for all aspects of the firm's public offerings, including new business development. During this period he completed over 25 public offerings and numerous private transactions.

Mr. Rappaport received his B.S. in Business Administration from the University of California at Berkeley, and his M.B.A. from the University of California at Los Angeles. At UCLA, Mr. Rappaport was a recipient of the Wittenberg-Livingston Fellowship and a member of the Beta Gamma Sigma Business Honorary Society.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kokos Group Inc.

Date: October 19, 2017	By:	/s/ Lei Wang
Name: Lei Wang
Title: Chief Executive Officer